PROXY

                   AMERICAN INDUSTRIAL PROPERTIES REIT
        This Proxy is Solicited on Behalf of the Trust Managers of
                   American Industrial Properties REIT
                  Annual Meeting to be held May 14, 1997

The undersigned hereby appoints William H. Bricker, T. Patrick Duncan, Robert E. Giles, Edward B. Kelley and Charles W. Wolcott, and each of them, jointly and severally, as Proxies, each with the full power of substitution, to vote all of the undersigned's Common Shares of Beneficial Interest in the Trust, held of record on March 10, 1997, at the Annual Meeting of Shareholders or at any postponements or adjournments thereof, on the proposals set forth on the reverse side, as directed.

If the shareholders fail to approve the Recapitalization Plan, there will
be cumulative voting to elect the Trust Managers.   Shareholders intending
to cumulate votes must give written notice to the Trust of such intention on or before the day preceding the election.

This Proxy, when properly executed, will be voted in accordance with the direction made below. If no direction is made, this Proxy will be voted FOR the first, second and third proposals. The Proxies will vote with respect to the fourth proposal according to their best judgment. Please sign exactly as your name appears on your Share certificate. When Shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


1.  Adoption of Recapitalization Plan

For  Against   Abstain
___  ___       ___

2. Ratification of the selection of Ernst & Young LLP as independent auditors

For  Against   Abstain
___  ___       ___

3.  Election of Trust Managers *
  Nominees:
  William H. Bricker
  T. Patrick Duncan
  Robert E. Giles
  Edward B. Kelley
  Charles W. Wolcott

For  Withhold
     Authority
___  ___

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF

For  Against   Abstain
___  ___       ___

* Instruction: To withhold authority to vote for any of the above nominees, strike a line through that nominee's name in the list above. To withhold authority to vote for all nominees, mark the "Withhold Authority" box.

By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy statement delivered herewith.

By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy statement delivered herewith.


_________________________________                              ____________
Signature of Shareholder                                          Date

_________________________________                              ____________
Signature if Shares held                                         Date
in more than one name

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.